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                                                              EXHIBIT 10.7

                                     ALLONGE
                                       TO
                             SECURED PROMISSORY NOTE

                  Reference is hereby made to that certain Secured Promissory Note, dated November 12, 1999, in the original principal amount of Seven Hundred Thousand Dollars ($700,000), made by the undersigned to the order of InternetStudios.com, Inc., a Nevada corporation (the "Note"), to which this Allonge is attached. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

                  The Note is hereby amended by changing the original principal amount thereof from Seven Hundred Thousand Dollars ($700,000) to Two Million Twenty Five Thousand Dollars ($2,025,000), and accordingly all references therein to "Seven Hundred Dollars ($700,000)" are hereby deleted, and "Two Million Twenty Five Thousand Dollars ($2,025,000)" shall be inserted in lieu thereof.

                  The undersigned acknowledges that i) this Allonge supersedes all prior Allonges to the Note, and ii) all amounts payable by the undersigned to Lender under the Note, as increased by this Allonge, are secured by a first priority security interest of Lender in the Collateral.

                  IN WITNESS WHEREOF, the undersigned has executed this Allonge, effective as of March 27, 2000.

                                       MEDIACHASE LTD., a Delaware corporation

                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

Acknowledged and Agreed to as
of March 27, 2000.

INTERNETSTUDIOS.COM, a
Nevada corporation

By:____________________________
   Name:_______________________
   Title:______________________